Organogenesis Expands Manufacturing Capacity to Support Future Growth

CANTON, Mass., November 22, 2024 -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical and Sports Medicine markets, announced plans to expand manufacturing capacity with a long-term lease for a 122,000-square foot state-of-the-art biomanufacturing facility located at 100 Technology Way in Smithfield, Rhode Island.

“We are pleased to join the Rhode Island life sciences community as we expand our New England manufacturing capacity to support future growth,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer, and Chair of the Board. “We look forward to strengthening our industry-leading portfolio with this world class biomanufacturing facility.”

The company will continue to operate its headquarters and manufacturing facilities in Canton, Mass., as well as additional operations in Norwood, Mass., Birmingham, Ala., San Diego, Calif., St. Petersburg, Fla., and Reinach, Switzerland. The Rhode Island lease is contingent upon anticipated state and local tax incentives.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “future,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of recent LCDs or any changes to those LCDs); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (9) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; (10) the Company may experience delays or cost overruns in its build out of the Smithfield, Rhode Island facility; and (11) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2023 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.
Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries: ICR Healthcare Mike Piccinino, CFA OrganoIR@westwicke.com Press and Media Inquiries: Organogenesis communications@organo.com